UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022 (December 15. 2022)

GLOBAL LEADERS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-251324	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 2613-18, 26/F., Shui On Centre

6-8 Harbour Road, Wanchai

Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 8102 3633

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01. Other Events.

On November 18, 2022, Global Leaders Corporation, a Nevada corporation (the “Company”) filed its Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”) announcing consummation of its initial public offering (the “IPO”) which 786,250 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) were sold at a price of $0.80 per share to 24 public investors, generating gross proceeds to the Company of $629,000.

The purpose of this Amendment No. 1 (this “Amendment”) to the Form 8-K is to correct the closing of the IPO and the amended information is set forth below:

The Company sold and issued 781,250 shares of Common Stock to 23 public investors for $625,000 or $0.8 per share since the receipt of Notice of Effectiveness from the SEC on May 25, 2021.

Since the inception from July 20, 2020, the Company sold and issued 154,394,750 shares of Common Stock to 74 public investors at total proceeds of $1,302,710.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2022

Global Leaders Corporation

By:	/s/ Yip Hoi Hing Peter
Name:	Yip Hoi Hing Peter
Title:	Chief Executive Officer, Chief Financial Officer, President, Director, Secretary and Treasurer
(Principal Executive Officer)